EXHIBIT 10.19

2016 DETERMINATION OF DIRECTOR'S FEES

FOR PURPOSES OF THE DIRECTOR DEFERRED FEE AGREEMENT
FOR STEVEN B. CHAPMAN

THIS AGREEMENT is made this 13th day of December, 2016, by and between THE OHIO VALLEY BANK COMPANY located in Gallipolis, Ohio (the "Company"), and Steven B. Chapman (the "Director").

The Company and the Director entered into a DEFERRED FEE AGREEMENT most recently amended on December 18, 2012 (the "Agreement").

The Director agrees that the definition of "Fees" in Section 1.10 be amended to read as follows effective for deferrals on or after January 1, 2017:

1.10  "Fees" means the total annual board retainer, monthly fees paid to all directors and executive committee fees, earned by the Director during a Plan Year.  For purposes of clarity, Fees does not include any lead director fees, committee meeting or chair fees (other than the included executive committee fees) or other special director fees.

The parties, by executing this Agreement hereby agree to the terms stated herein.

DIRECTOR:	THE OHIO VALLEY BANK COMPANY

By:
Steven B. Chapman	Title: